RGC RESOURCES, INC

POWER OF ATTORNEY

THE UNDERSIGNED DIRECTOR of RGC Resources, Inc. hereby makes, constitutes and appoints Timothy J. Mulvaney, Lawrence T. Oliver, Paul W. Nester,
C. Brooke Miles, Kelsie R. Davenport, or any one of them, as his true and lawful attorney-in-fact to sign, for him or her and in his or her name, place and stead, and to cause to be filed with the Securities and Exchange Commission, any form, report, or other document and any amendment or supplement thereto, which is required to be filed or which such attorney-in-fact deems should be filed under Section 16 of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, as amended, and to do all other things necessary to accomplish the foregoing; and hereby grants to such attorney-in-fact full power of substitution and revocation and hereby confirmed and ratifying all that such attorney-in-fact or his or her substitute may do by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 04th day of March, 2026.

/s/Frank R Ellett
Frank R Ellett

Sworn to and subscribed in my presence by Frank R Ellett this 4th day of March, 2026.

/s/Lili Kristine Claytor, REG #198541
Lili Kristine Claytor
Notary Public

Commonwealth of Virginia, County of Botetourt
My Commission Expires 10/31/2026